                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             WPI Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                  [LOGO]

                  1155 ELM STREET
                  MANCHESTER, NH 03101
                  USA

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 10, 1998

TO THE SHAREHOLDERS:

    The annual meeting of shareholders of WPI Group, Inc. will be held at the Company's corporate headquarters at 1155 Elm Street, Manchester, New Hampshire, on Tuesday, February 10, 1998 at 10:00 a.m., local time, for the following purposes:

        1. To elect eight directors to the Board of Directors.

        2. To approve the WPI Group, Inc. 1997 Equity Incentive Plan.

        3. To approve the WPI Group, Inc. Employee Stock Purchase Plan.

        4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

    The Board of Directors has fixed December 8, 1997 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MICHAEL TULE, VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

JANUARY 9, 1998

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

ON BEHALF OF THE BOARD OF DIRECTORS WE URGE YOU TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

                                WPI GROUP, INC.
                                PROXY STATEMENT
                                  INTRODUCTION

    The accompanying proxy is solicited by the Board of Directors of WPI Group, Inc., 1155 Elm Street, Manchester, New Hampshire 03101 (the "Company"). Copies of this Proxy Statement and the accompanying proxy are being mailed on or about January 9, 1998 to the holders of record of the Common Stock on December 8, 1997 (the "Record Date"). The proxy may be revoked by a shareholder at any time prior to its use by giving notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person or by returning a later dated proxy. The expense of this solicitation shall be paid by the Company. Some of the officers and regular employees of the Company may solicit proxies personally and by telephone.

    Proxies will be voted in accordance with stockholders' directions. If no directions are given, proxies will be voted in favor of the eight persons named as nominees under the caption "Election of Directors," in favor of the approval of the WPI Group, Inc. 1997 Equity Incentive Plan and in favor of the approval of the WPI Group, Inc. 1997 Employee Stock Purchase Plan. There is no reason to believe that any nominee for director will not be a candidate or unwilling to serve, but if either event occurs it is intended that the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors.

    At the meeting, each stockholder will be entitled to one vote for each share of stock standing in his or her name on the books of the Company at the close of business on the Record Date.

    The Company had 6,007,247 shares of Common Stock outstanding on the Record Date. The presence at the meeting in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum.

                               BOARD OF DIRECTORS

    The Board of Directors held seven meetings during the last fiscal year. Each of the directors attended 75% or more of the aggregate total number of Board meetings and total number of meetings of Committees on which the director served. There are two committees of the Board, the Audit Committee and the Stock Option/Compensation Committee. The Audit Committee, consisting of Peter Danforth, Paul Giovacchini and Robert McCray held one meeting during the last fiscal year. The Audit Committee reviews the scope of and the results of the audit by the independent public accountants, makes recommendations to the Board as to the selection of independent public accountants for each fiscal year, and reviews the adequacy of the Company's internal accounting and financial controls. The Stock Option/Compensation Committee, consisting of Paul Giovacchini, Irving Gutin and Bernard Tenenbaum held two meetings during the last fiscal year. The Stock Option/Compensation Committee is responsible for reviewing and making recommendations to the Board on matters concerning the administration of the employee incentive plans and the compensation of executive officers of the Company. The Company does not have a nominating committee.

    Directors serve for one year and thereafter until their successors are duly elected and qualified. Directors who are not employees of the Company receive an annual fee of $14,000 and $250 for each committee meeting attended; committee chairmen receive an additional $500 annual fee for each committee they chair. Directors may elect to take all or a portion of their annual fee in shares of Company common stock. Officers serve at the discretion of the Board of Directors. Mr. Foster and Mr. Deegan do not receive any directors' fees. During fiscal 1997, the Compensation Committee granted each non-employee director an option to purchase 5,000 shares of Common Stock at an exercise price of $6.375. On June 10, 1997, the WPI Group , Inc. 1997 Equity Incentive Plan (the "Plan") was approved by the directors. Subject to stockholder approval, new directors and current directors who did not receive option grants in fiscal 1997 will be granted an option to purchase 10,000 shares of Common Stock when they are elected or when the Plan is approved by the stockholders. The Non-Employee Directors are also eligible under the Plan to receive grants of options to purchase 2,500 shares of Common Stock each year, providing that certain earnings growth targets are achieved by the Company.

                     MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Common Stock as of December 8, 1997 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; and (iii) all directors and officers of the Company as a group:

                                                                     NUMBER OF SHARES
                                                                       BENEFICIALLY                PERCENTAGE
NAME AND ADDRESS                                                           OWNED               BENEFICIALLY OWNED
------------------------------------------------------------------  -------------------  -------------------------------
Michael Foster (1)                                                         693,527                      11.5%
1155 Elm Street
Manchester, NH 03101

Dennis Deegan (2)                                                           91,667                       1.5%
1155 Elm Street
Manchester, NH 03101

Stephen Carlotti                                                            --                         --
1500 Fleet Center
Providence, RI 02903

Peter Danforth (3)                                                           3,334                      *
21 Old Coach Road
New London, NH 03257

Paul Giovacchini (4)                                                         3,334                      *
55 Ferncroft Road
Danvers, MA 01923

Irving Gutin (5)                                                            12,144                      *
One Tyco Park
Exeter, NH 03833-1108

Robert McCray (6)                                                           60,784                         1%
Pine Valley Mill Building
Box 130
Milford, NH 03055

Steven Shulman                                                               7,500                      *
Liberty Lane
Hampton, NH 03842

Bernard Tenenbaum (7)                                                        5,989                      *
9 West 57th Street, Suite 4000
New York, NY 10019

Pilgrim Baxter and Associates (8)                                          584,200                       9.7%
1255 Drummers Lane, Suite 300
Wayne, PA 19067

Oberweis Asset Management, Inc. (9)                                        461,900                       7.7%
951 Ice Cream Drive, Suite 200
North Aurora, IL 60542

Hathaway & Associates, Ltd. (10)                                           320,000                       5.3%
119 Rowayton Avenue
Rowayton, CT 06853

All executive officers and directors as a group (11)                       941,983                      15.7%
(14 persons)

--------------------------

*   Less than one percent

(1) Includes 84,870 shares of the Company's common stock which Mr. Foster has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options.

(2) Includes 75,667 shares of the Company's common stock which Mr. Deegan has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options.

(3) Includes 3,334 shares of the Company's common stock which Mr. Danforth has the right to acquire pursuant to exercise of stock options.

(4) Includes 3,334 shares of the Company's common stock which Mr. Giovacchini has the right to acquire pursuant to the exercise of stock options.

(5) Includes 3,334 shares of the Company's common stock which Mr. Gutin has the right to acquire pursuant to the exercise of stock options.

(6) Includes 3,300 shares owned by Mr. McCray's wife. Mr. McCray disclaims beneficial ownership of such shares. Includes 3,334 shares which Mr. McCray has the right to acquire pursuant to the exercise of stock options.

(7) Includes 3,334 shares of the Company's common stock which Mr. Tenenbaum has the right to acquire pursuant to the exercise of stock options.

(8) According to a Schedule 13G filed with the Commission on March 12, 1997, Pilgrim Baxter & Associates, a Commission-registered investment adviser with its principal place of business at 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19067, has shared voting power with Harold Baxter and Gary Pilgrim but sole dispositive power with respect to the 584,200 shares of Common Stock.

(9) According to a Schedule 13G filed with the Commission on April 8, 1997, Oberweis Asset Management, Inc. ("OAM") and James Oberweis, both located at 951 Ice Cream Drive, Suite 200, North Aurora, Illinois 60542, have shared voting and shared dispositive power with respect to the 461,900 shares of Common Stock (including 100,000 shares of Common Stock beneficially owned by the Oberweis Funds (the "Funds") to which OAM serves as an investment adviser to which the Funds have delegated shared voting and dispositive power to OAM.)

(10) According to a Schedule 13G filed with the Commission on January 14, 1994, Hathaway & Associates, Ltd., a Commission-registered investment adviser located at 119 Rowayton Avenue, Rowayton, Connecticut 06853, has sole voting and dispositive power with respect to the 320,000 shares of Common Stock.

(11) Includes 203,371 shares of the Company's Common Stock which certain officers and directors have a right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of officers and directors as a group.

                             ELECTION OF DIRECTORS

                               (ITEM 1 ON PROXY)

    Eight directors are to be elected at the Meeting to serve one-year terms until the 1999 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Michael Foster, Dennis Deegan, Stephen Carlotti, Peter Danforth, Paul Giovacchini, Irving Gutin, Steven Shulman and Bernard Tenenbaum, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. The Board of Directors is informed that all nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the meeting, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

    The following table sets forth, as of December 8, 1997, information as to the nominees, including their recent employment, positions with the Company, other directorships and age.

                                                                                               POSITION
                                                              OFFICER OR                         WITH
                                                               DIRECTOR                           THE
NAME                                               AGE           SINCE                          COMPANY
---------------------------------------------      ---      ---------------  ---------------------------------------------
Michael Foster                                         62           1988     Chairman of the Board of Directors and Chief
                                                                             Executive Officer

Dennis Deegan                                          53           1988     Director, President and Chief Operating
                                                                             Officer

Stephen Carlotti                                       55           1997     Director

Peter Danforth                                         64           1990     Director

Paul Giovacchini                                       40           1990     Director

Irving Gutin                                           65           1994     Director

Steven Shulman                                         56           1997     Director

Bernard Tenenbaum                                      42           1994     Director

    Michael Foster, Chairman of the Board of Directors and Chief Executive Officer of the Company since 1988, led the management buy-out of the Company from Walker Magnetics Group, Inc. in October 1988. Since 1997, he has been a director of Foilmark, Inc., a Massachusetts-based manufacturer of metallic foils and foil stamping machinery.

    Dennis Deegan has been a Director of the Company, and has been President and Chief Operating Officer since June 1996. Mr. Deegan served as Executive Vice President, Treasurer and Chief Financial Officer of the Company from 1988 to June 1996.

    Stephen Carlotti has been a director of WPI since September 1997. He has been a partner of the law firm of Hinckley, Allen & Snyder since 1992. From February 1996 to November 1996, he served as a Vice Chairman of AMTROL, Inc. He has been a director of Fleet National Bank since 1986.

    Peter Danforth has been a Director of the Company since August 1990. Mr. Danforth is the founder and proprietor of Danforth & Company, a New Hampshire-based investment advisory firm and is a general partner of Kearsarge Ventures, Ltd., a New Hampshire based investment limited partnership.

    Paul Giovacchini has been a Director of the Company since September 1990. Mr. Giovacchini has been a Senior Investment Manager for Signal Capital Corporation, a Massachusetts-based investment firm, since August 1990. Since 1995, Mr. Giovacchini has also been a partner of Seacoast Capital Partners, L.P., a federal licensee under the Small Business Investment Act of 1958.

    Irving Gutin has been a Director of the Company since February 1994. Mr. Gutin has been Senior Vice President of Tyco International (U.S.), Inc., formerly Tyco International, Ltd. a New Hampshire-based international manufacturer of fire protection and flow control products, electronic and electrical components and packaging materials since 1988.

    Steven Shulman has been a Director of WPI since September 1997. He has been Managing Director of Latona Associates, Inc. since 1995 and a principal of the Hampton Group, an investment banking firm, since 1984. He has served as a director of Beacon Properties Corporation since 1995, Ermanco Incorporated since 1987 and Corinthian Directories, Inc. since 1995. He has been a director and Chairman of Terrace Holdings, Inc. since 1997. In addition, he serves as Vice Chairman of the Board of Stevens Institute of Technology.

    Bernard Tenenbaum has been a Director of the Company since July 1994. Since April 1997, Mr. Tenenbaum has been President of the Children's Leisure Products Group of The Jordan Company, a leveraged buyout firm based in New York. From 1993 to 1997, Mr. Tenenbaum was Vice President, Corporate Development, of Russ Berrie & Company, a New Jersey-based gift company. He was also President and CEO of R.B.T. Company, a division of Russ Berrie & Company. From 1988 to 1992, he was a Founding Director and Professor of Entrepreneurial Studies at the George Rothman Institute of Entrepreneurial Studies, Fairleigh Dickinson University.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended September 28, 1997, September 29, 1996 and September 24, 1995 of those persons who were at September 28, 1997 (i) the Chief Executive Officer and (ii) each of the most highly compensated executive officers of the Company, (with the Chief Executive Officer, collectively, the "Named Officers").

SUMMARY COMPENSATION TABLE

                                                                             ANNUAL COMPENSATION (1)
                                                                             ------------------------    ALL OTHER (2)
NAME AND PRINCIPAL POSITION                                         YEAR     SALARY ($)    BONUS ($)   COMPENSATION ($)
----------------------------------------------------------------  ---------  -----------  -----------  -----------------
Michael Foster                                                         1997     325,000       --              25,028
  Chairman and CEO                                                     1996     280,317      213,000          18,050
                                                                       1995     260,000       --              17,800

Dennis Deegan                                                          1997     200,044       --              16,654
  President and COO                                                    1996     153,257       84,000          14,230
                                                                       1995     130,000       --               5,400

John Allen                                                             1997     150,020       --              11,271
  Vice President,                                                      1996     123,380       20,000          10,025
  Power Solutions Group                                                1995      72,150       --               5,850

Timothy Jones                                                          1997     150,020       --              11,616
  Vice President,                                                      1996     124,738       20,000           8,913
  Information Solutions Group                                          1995      --           --                  --


--------------------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which was less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) Includes term life insurance premiums paid by the Company and the Company's contribution match to its 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

    The following table contains information concerning the grant of stock options under the Company's 1995 Stock Option Plan to the Named Officers during the Company's last fiscal year.

                                                            NUMBER OF        % OF TOTAL
                                                           SECURITIES      OPTIONS GRANTED
                                                           UNDERLYING       TO EMPLOYEES      EXERCISE    EXPIRATION    GRANT DATE
NAME                                                     OPTIONS GRANTED   IN FISCAL 1997     PRICE ($)      DATE      PRESENT VALUE
-------------------------------------------------------  ---------------  -----------------  -----------  -----------  -------------
Michael Foster                                              48,000(1)             21.4%       $    6.38     10/18/06    $170,400 (2)
  Chairman, CEO

Dennis Deegan                                               32,000(1)             14.2%       $    6.38     10/18/06    $113,600 (2)
  President, COO

John Allen                                                  20,000(1)              8.9%       $    6.38     10/18/06    $71,000 (2)
  Vice President
  Power Solutions Group

Timothy Jones                                               20,000(1)              8.9%       $    6.38     10/18/06    $71,000 (2)
  Vice President
  Information Solutions Group


--------------------------

(1) Options granted under the WPI Group, Inc. 1995 Stock Option Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The option vests in 1/3 increments on 10/1/97, 10/1/98 and 10/1/99.

(2) The weighted average fair value of options granted was $3.65. The values were estimated on the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions used: Risk free interest rates ranging from 5.75% to 7.05%, expected dividend yield of 0%, expected option lives of 5 years and expected volatilities ranging from 43.0% to 49.5%.

OPTION EXERCISES AND FISCAL YEAR END VALUES

    The following table contains information with respect to aggregate stock options exercised by the Named Officers during fiscal 1997 as well as unexercised options to purchase the Company's Common Stock granted through September 28, 1997 under the Company's 1995 Stock Option Plan to the Named Officers and held by them at that date.


AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                                                                                       VALUE OF UNEXERCISED IN- THE
                                                                             NUMBER OF UNEXERCISED           -MONEY OPTIONS
                                                                           OPTIONS AT SEPTEMBER 28,       AT SEPTEMBER 28, 1997
                                                                                     1997                         ($)(1)
                                                                          ---------------------------   ---------------------------
                                                                                 COMMON STOCK                  COMMON STOCK
                                         SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
NAME                                     ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------  ---------------   ------------   -----------   -------------   -----------   -------------
Michael Foster.........................     --               --             41,110         90,170        $251,799       $534,291

Dennis Deegan..........................     --               --             55,000         42,000         502,375        273,625

John Allen.............................     --               --              8,000         23,000          74,000        142,750

Timothy Jones..........................     --               --              5,000         20,000          45,625        115,000

--------------------------

(1) Based on the difference between the exercise price of each grant and the closing price of the Company's Common Stock as quoted on the NASDAQ/NMS on September 28, 1997, which was $12.125.

    The foregoing options were granted under the 1995 Stock Option Plan (the "Plan"). The 1995 Stock Option Plan is administered by the Stock Option/Compensation Committee, which consists of not less than three directors. The Committee determines the key employees to whom, and the time or times at which, options will be granted, the number of shares subject to each option and the terms upon which each option may be granted. An aggregate of 550,000 shares of common stock are reserved for issuance under the Plan. Since the adoption of the Plan on June 6, 1995, options for a total of 550,000 shares of common stock (or all of the shares reserved for issuance) have been granted to selected officers and key employees of the Company.

CHANGE IN CONTROL PLAN

    The Board of Directors has adopted a Change in Control Plan covering eight officers and key employees, including the Named Executive Officers. The provisions of the Change in Control Plan only become effective upon the occurrence of an event constituting a change in control of the Company. Under the Change in Control Plan, a "Change in Control" shall be deemed to have occurred if any of the following events occur: (i) any "person" (as such term is defined in Section 13 and 14 under the Exchange Act) except for Michael Foster, directly or indirectly, is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 25% or more of the Company's Common Stock; (ii) any change occurs in the composition of WPI's Board of Directors resulting in a majority of the present directors not constituting a majority two years from such date, provided that directors who were elected by or on the recommendation of such present majority shall be excluded; or (iii) any other event that would be required to be reported under Item 1 of Form 8-K pursuant to Section 13 or Section 15(d) of the Exchange Act. A change in control shall not be deemed to have occurred if such change in control results from a distressed sale of WPI due to the Company's material default with respect to any applicable debt covenants with its lender.

    The Change in Control Plan provides that if, within one (1) year after a change of control of WPI, a Named Executive Officer is discharged without Cause (as defined below) or has resigned for reasons relating to a diminution of responsibilities, compensation or benefits or relocation of place of employment, WPI shall pay to such individual a lump sum severance benefit. For purposes of the Change in Control Plan, "Cause" shall mean conviction of certain crimes, willful misconduct or conduct that caused WPI to suffer a substantial loss or damage. Currently, each Named Executive Officer would receive between nine and eighteen months of base salary, plus bonus, depending upon the Named Executive Officer's years of service and status with the Company. At the discretion of the Board of Directors, the vesting of options may be accelerated in the event of a Change in Control. A Named Executive Officer may resign at any time within one year of a Change in Control and receive the base salary component only of the lump sum benefit.

REPORT OF THE COMPENSATION COMMITTEE

    During fiscal 1997, the Compensation Committee established the compensation of the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Vice Presidents of the operating groups of the Company. The criteria for bonus awards of the Chief Executive Officer and Chief Operating Officer in respect of the 1996 fiscal year were determined at a meeting of the Compensation Committee as constituted on December 10, 1996. See "Board of Directors." In determining the individual elements of compensation, the Compensation Committee strives to enable the Company to attract and retain key executives critical to the long-term success of the Company, provide compensation opportunities which are comparable to those offered by similar companies, reward long-term strategic management and the enhancement of stockholder value and create a performance-oriented environment.

    In order to meet the foregoing objectives, the Compensation Committee has attempted to design and choose components of compensation. The Compensation Committee consulted with outside compensation consultants to assist in this process and provide competitive information, advice, documentation and recommendations relating to compensation issues. Compensation packages consist of cash, certain benefits and equity-based compensation. The Company's compensation provides for competitive base salaries which reflect individual performance and level of responsibility. Annual bonuses, when given, are linked to the financial performance of the Company and its subsidiaries as a whole, job performance and the meeting of specific goals. Also included are plans which reward the enhancement of long-term value to the Company's stockholders.

    The compensation of the above officers was based on the policies described above. The bonus awards for fiscal 1997 were computed on the basis of a formula that applied a weighted performance factor to a target award established for each of the above officer's respective salary levels. The weighted performance factor was derived as a result of the achievement of certain Company performance targeting including the achievement of a certain level of earnings per share for fiscal 1997. No bonuses were paid to the above officers in fiscal 1997.

    The Compensation Committee has not formally addressed the restrictions under
Section 162(m) of the Internal Revenue Code because the Compensation Committee does not anticipate paying compensation to its executive officers in an amount to which Section 162(m) would apply.

Paul Giovacchini (Chairman)
Irving Gutin
Bernard Tenenbaum

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the total stockholder return on the Company's Common Stock against the total return of the NASDAQ Market Index and a peer group index consisting of companies which manufacture and sell handheld computers and terminals and associated software. The peer group also contains one manufacturer of electrical equipment products. The peer group was selected with the assistance of the Company's investment bankers and includes the following issuers: Aura Systems, Inc., Fieldworks, Inc., Itron, Inc., Magnetek, Inc., Milltope Group, Inc., NAI Technologies, Inc., Percon, Inc., Symbol Technologies, Inc., ScanSource, Inc. and Telxon Corp.


                 Comparison of Five Year-Cumulative Total Returns
                              Performance Graph for
                                 WPI Group, Inc.

Prepared by the Center for Research in Security Prices
Produced on 12/04/97 including data to 09/30/97



                                                     Legend

Symbol    CRSP Total Returns Index for        09/30/92  09/30/93  09/30/94  09/29/95  09/30/96  09/30/97
------    ----------------------------        --------  --------  --------  --------  --------  --------
          WPI Group, Inc.                       100.0      88.9     85.2      88.9     240.7      339.3
          Nasdaq Stock Market (US Companies)    100.0     131.0    132.1     182.4     216.4      297.1
          Self-Determined Peer Group            100.0      97.7    136.6     162.6     156.5      217.1


                   ADOPTION OF THE 1997 EQUITY INCENTIVE PLAN

                               (ITEM 2 ON PROXY)

    The WPI Group, Inc. 1997 Equity Incentive Plan (the "Plan") was approved by the Board on June 10, 1997 and was amended by the Board on December 12, 1997. The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, attached as Exhibit A. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Plan.

    The Company's Board of Directors believes that the future growth and profitability of the Company depend in part on its ability to attract, retain and motivate outstanding employees, officers, directors and consultants. The Plan is intended to provide officers and other employees of WPI Group, Inc. and each of its subsidiaries now held or hereinafter acquired (collectively, the "Company") with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; to compensate each member of the Board of WPI who is not an employee of the Company (each a "Non-Employee Director") and provide incentives to Non-Employee Directors which are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, consultants and Non-Employee Directors in fulfilling their personal responsibilities for long-range achievements.

    The Plan is intended to comply with the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code") which, generally, limits the deduction by an employer for compensation of certain covered officers. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, may be disregarded for purposes of this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment.

    Accordingly, if the Plan is approved by stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Plan will not fail to be deductible under Section 162(m). If the Plan is not approved by the Stockholders, it will remain in effect. However, certain federal income tax consequences will change as stated below.

GENERAL

    The Plan provides for the granting of awards to such employees (including officers of the Company, whether or not they are directors of WPI) and consultants of the Company as the Stock Option/Compensation Committee of the Board (the "Committee") may select from time to time. Currently there are approximately fifty employees and consultants eligible to participate in the Plan. The Plan also provides for the mandatory grant of Non-Qualified Stock Options to Non-Employee Directors of WPI. Currently, there are seven such directors.

    An aggregate of 750,000 shares of common stock of WPI, par value $.01 per share ("Company Stock"), is reserved for issuance under the Plan, subject to adjustment as described below. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in WPI's treasury. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Plan. The total number of shares of Company Stock subject to awards (including awards paid in cash but denominated as shares of Company Stock) granted to any one Participant of the Plan during any tax year of the Company will not exceed 200,000 shares. In the event that the Committee determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Company Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee will make such equitable changes or adjustments as it deems necessary to the number and kind of shares of Company Stock which may thereafter be issued in connection with awards, the limit on individual awards, the number and kind of shares of Company Stock subject to each outstanding award, and the exercise price, grant price or purchase price of each award.

    Awards under the Plan may be made in the form of (a) Incentive Stock Options, (b) Non-Qualified Stock Options (Incentive and Non-Qualified Stock Options are collectively referred to as "options"), (c) Stock Appreciation Rights, (d) Restricted Stock, (e) Phantom Stock, and (f) Other Awards. Awards may be granted to such officers, directors and other employees and consultants of the Company and its subsidiaries (including employees who are directors) as the Committee may select in its discretion. Non-Employee Directors will be granted Non-Qualified Stock Options under the Plan in the manner described below.

ADMINISTRATION

    The Plan will be administered by the Committee. The Committee will, at all times, consist of two or more persons, each of whom is a "nonemployee director" within the meaning of Section 162(m) and a "disinterested person" within the meaning of Rule 16b-3. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Committee may not exercise discretion under any provision of the Plan with respect to Non-Qualified Stock Options granted to Non-Employee Directors.

AWARDS UNDER THE PLAN

STOCK OPTIONS

    The Committee will determine each option's expiration date; provided, however, that no incentive stock option may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee; provided, however, that in the case of an Incentive Stock Option, the option exercise price may be no less than the Fair Market Value of a share of Company Stock on the date of grant. The option exercise price is payable by any one of the following methods or a combination thereof: (a) cash; (b) personal, certified or bank cashier's check;
(c) wire transfer; (d) with consent of the Committee, by surrender of shares of Company Stock held at least six months by the Participant and having a Fair Market Value on the date of the exercise equal to the option exercise price; or
(e) by such other payment method as the Committee may prescribe.

    The Committee may specify at the time of grant or with respect to Non-Qualified Stock Options, at or after the time of grant, that a Participant will be granted a new Non-Qualified Stock Option (a "Reload Option") for a number of shares equal to the number of shares surrendered by the participant upon exercise of all or part of an Option. Reload Options will be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of the Plan. The Plan provides that a Non-Employee Director who first became a director after April 1, 1997 will be granted automatically a Non-Qualified Stock Option to purchase 10,000 shares of Company Stock. Commencing with the 1999 Annual Stockholders meeting, each Non-Employee Director (other than a director who is first elected at the annual meeting for that year or within six months prior to such annual meeting) will be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of Company Stock; provided, however, that no annual grants to Non-Employee Directors shall be made unless the Company's earnings per share for the most recently completed fiscal year has increased from the prior fiscal year by at least 15%. Non-Qualified Stock Options granted to Non-Employee Directors shall be exercisable in 1/3 increments beginning on the first anniversary of the date that the Non-Qualified Stock Option is granted and expire ten years from the date of grant.

STOCK APPRECIATION RIGHTS

    Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted independently of any option will be subject to the same vesting rules as described above for options. A stock appreciation right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from the Company, in cash, an amount equal to the excess of the Fair Market Value of a share of Company Stock over the exercise price of the stock appreciation right for each share of Company Stock in respect of which such stock appreciation right is being exercised.

RESTRICTED STOCK

    The Committee may grant restricted shares of Company Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee may determine in its discretion.

PHANTOM STOCK

    The Committee may grant shares of Phantom Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee may determine in its discretion. If the requirements specified by the Committee are met, the grantee of such an award will receive a cash payment equal to the Fair Market Value of the shares covered thereby plus the dividends that would have been paid on such shares had they actually been outstanding following the grant date.

OTHER AWARDS

    Other awards valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other awards under the Plan. Subject to the provisions of the Plan, the Committee will have the sole and complete authority to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

OTHER FEATURES OF THE PLAN

    The Board may suspend, revise, terminate or amend the Plan at any time; provided, however, that stockholder approval must be obtained if and to the extent that the Board deems it appropriate to satisfy Section 162(m); and provided further that no such action may, without the consent of a Participant, reduce the Participant's rights under any outstanding award.

    Unless otherwise determined by the Committee, or unless the applicable agreement otherwise provides, in the event of a Change In Control, (as defined under the WPI Group, Inc. Change In Control Plan) all outstanding awards will become fully vested and/or immediately exercisable.

NEW PLAN BENEFITS

    Inasmuch as (a) awards (other than awards of Non-Qualified Stock Options to Non-Employee Directors) under the Plan will be granted at the sole discretion of the Committee and (b) performance goal criteria may vary from year to year and from Participant to Participant, it is not possible to determine (except in the case of the Non-Employee Directors listed below) either the awards that will be made thereunder during fiscal 1998 or the awards that would have been made thereunder during fiscal 1997 had the Plan been in effect.

                               NEW PLAN BENEFITS
                   WPI GROUP, INC. 1997 EQUITY INCENTIVE PLAN

                                                  NUMBER OF SHARES
NAME AND POSITION                                 GRANT OF OPTIONS
------------------------------------------------  -----------------
Stephen Carlotti, Director                               10,000

Steven Shulman, Director                                 10,000

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

NON-QUALIFIED STOCK OPTIONS

    An optionee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. The Company will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the Fair Market Value of the Company Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Company Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of the compensation income recognized and the exercise price.

    In the event of a sale of Company Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Company Stock is more than eighteen months.

INCENTIVE STOCK OPTIONS

    An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the Incentive Stock Option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition" as described below.

    A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the Incentive Stock Option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (a) the lesser of (i) the Fair Market Value of the shares at the time of exercise of the Incentive Stock Option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

    In the event that the Plan is not approved by the stockholders, any and all options granted under the Plan will be treated as Non-Qualified Stock Options.

RESTRICTED STOCK

    A grantee will not recognize any income upon the receipt of Restricted Stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the Fair Market Value of the Restricted Stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the Restricted Stock are subject are removed, in an amount equal to the Fair Market Value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

    Generally, upon a sale or other disposition of Restricted Stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than eighteen months.

OTHER TYPES OF AWARDS

    The grant of a stock appreciation right or Phantom Stock award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

REQUIRED VOTE

    The affirmative vote of a majority of the outstanding shares of common stock present at the annual meeting and entitled to vote is required to approve the adoption of the Equity Incentive Plan.

    THE DIRECTORS RECOMMEND A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE WPI GROUP, INC. 1997 EQUITY INCENTIVE PLAN.

                  ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

                               (ITEM 3 ON PROXY)

    The Company's Board of Directors believes that the future growth and profitability of the Company depend, in part, on its ability to retain and motivate outstanding employees at all levels. To further this goal, the Board adopted the Walker Power, Inc. Employee Stock Purchase Plan on May 7, 1992 (the "1992 Purchase Plan"). The 1992 Stock Purchase Plan expired on May 31, 1997. On February 12, 1997, the Board adopted the WPI Group, Inc. Employee Stock Purchase Plan (the "1997 Purchase Plan"), which is substantially similar to the 1992 Purchase

Plan. The 1997 Purchase Plan is intended to promote the interests of the Company and its shareholders by giving employees an incentive to become shareholders of the Company. The Board believes that employees who hold equity interests in the Company will feel that they have a stake in the success of the Company, will have greater loyalty to the Company and will thus be more highly motivated to contribute to the success of the Company. Accordingly, the Board recommends that the Company's shareholders approve the adoption of the 1997 Purchase Plan. If the Purchase Plan is not approved by the stockholders, it will remain in effect. However, certain federal income tax consequences for both the Company and the participants will change as stated below.

SUMMARY OF THE PURCHASE PLAN

    Full-time employees of the Company who are not owners of (or who would become owners of) five percent of the Company's stock are eligible to make purchases under the 1997 Purchase Plan. An eligible employee's participation under the 1997 Purchase Plan is completely voluntary.

    Eligible employees may purchase shares of the Company's common stock on a quarterly basis, on December 15, March 15, June 15 and September 15 of each year (the "Purchase Date"). The price of the common stock purchased under the Purchase Plan is ninety-three percent of the average of the closing prices of the common stock as reported on the National Association of Securities Dealers Automated Quotation System during the period of five trading days ending on the Purchase Date or the five days immediately preceding the Purchase Date if the market is closed on the Purchase Date. In no event will the price be less than eighty-five percent of the fair market value on the Purchase Date itself or less than the par value ($.01).

    An aggregate of 30,000 shares are reserved for issuance under the Purchase Plan. At September 28, 1997, a cumulative total of 1,870 shares have been purchased under the Purchase Plan.

    The Board may amend the Purchase Plan at any time without the approval of the shareholders of the Company. The Purchase Plan will terminate on May 31, 2007 unless terminated by earlier action of the Board.

FEDERAL INCOME TAX CONSEQUENCES

    The Purchase Plan is intended to be a qualified stock purchase plan under the Internal Revenue Code. Thus, a participant will not recognize income on receiving the right to participate in and purchase common stock through the Purchase Plan. Further, except as described below, participants will not recognize income on the Purchase Date on the purchase of stock. Instead, gain or loss from the sale or exchange of the shares acquired by purchase under the Purchase Plan will generally be treated as capital gain or loss at the time of such sale or exchange, provided that the shares are held as capital assets at the time of the sale or exchange and that the sale or exchange occurs no earlier than one year from the date the shares were purchased. Generally, the basis of the shares purchased under the Purchase Plan will be the price paid.

    If the stock purchased under the Purchase Plan is disposed of before the qualifying dates described above (or if the Purchase Plan is not approved by the shareholders), then purchases will be treated as non-qualified stock options ("NQSO's") under the Internal Revenue Code and participants will be treated as having received ordinary income equal to the difference between the fair market value of the shares purchased on the Purchase Date and the purchase price.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the outstanding shares of common stock present at the annual meeting and entitled to vote is required to approve the adoption of the Purchase Plan.

    THE DIRECTORS RECOMMEND A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE WPI GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that each director and certain officers of the Company file reports of initial beneficial ownership and changes in beneficial ownership of the Company's Common Stock with the Securities and Exchange Commission. To the Company's knowledge, during 1997 all directors and officers filed such required notices.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 27, 1998. Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended September 28, 1997. Representatives of Arthur Andersen LLP will attend the Annual Meeting, will have an opportunity to make a statement if desiring to do so and will be available to answer any pertinent questions.

                      DEADLINE FOR SHAREHOLDERS' PROPOSALS

    The Company must receive any proposal which a shareholder wishes to submit to the 1999 Annual Meeting of shareholders before September 10, 1998 if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that meeting.

                                 OTHER MATTERS

    Management knows of no matters to be presented at the meeting other than those set forth in the accompanying proxy. However, if other matters are properly presented for action, it is the intention of the persons named in the proxy to vote upon such matters in accordance with their best judgment.

                           AVAILABILITY OF FORM 10-K

    A copy of the Company's Annual Report for the last fiscal year filed on Form 10-K with the Securities and Exchange Commission will be furnished to stockholders without charge upon written request to Michele M. Normandin, Investor Relations, WPI Group, Inc., 1155 Elm Street, Manchester, New Hampshire 03101.
                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MICHAEL TULE, VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

                                                                       Exhibit A

                                   WPI GROUP, INC.

                              1997 EQUITY INCENTIVE PLAN

1.   Establishment and Purpose.

     There is hereby adopted the WPI Group, Inc. 1997 Equity Incentive Plan (the "Plan"). This Plan is intended to promote the interests of the Company (as defined below) and the stockholders of WPI Group, Inc. ("WPI") by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; to compensate WPI's non-employee directors and provide incentives to such non-employee directors which are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, consultants and non-employee directors in fulfilling their personal responsibilities for long-range achievements.

2.   Definitions.

     As used in the Plan, the following definitions apply to the terms indicated below:

     (a) "Agreement" shall mean the written agreement between WPI and a Participant evidencing an Incentive Award.

     (b)  "Board of Directors" shall mean the Board of Directors of WPI.

     (c) "Cause" shall mean (1) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any failure resulting from his or her incapacity due to physical or mental illness); (2) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (3) the commission by the Participant of a felony; or (4) the commission by the Participant of a crime against the Company which is materially injurious to the Company. For purposes of this Section 2(c), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

     (d) "Change In Control" shall have the same meaning as in the WPI Group, Inc. Change In Control Plan adopted on December 15, 1995.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (f) "Committee" shall mean the Stock Option/Compensation Committee of the Board of Directors. The Committee shall consist of two or more persons, each of whom is an "outside director" within the meaning of
          Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3.

     (g) "Company" shall mean, collectively, WPI and each of its Subsidiaries now held or hereinafter acquired.

     (h) "Company Stock" shall mean the common stock of WPI, par value of $.01 per share.

     (i) "Disability" shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

    (j) "Effective Date" shall mean the date upon which this Plan is adopted by the Board of Directors.

    (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    (l) The "Fair Market Value" of a share of Company Stock, as of a date of determination, shall mean the closing sales price per share of Company Stock on the NASDAQ/NMS on the date preceding the date of the action requiring such determination.

    (m) "Incentive Award" shall mean any Option, Tandem SAR, Stand-Alone SAR, Restricted Stock, Phantom Stock or Other Award granted pursuant to the terms of the Plan.

    (n) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

    (o) "Issue Date" shall mean the date established by WPI on which certificates representing shares of Restricted Stock shall be issued by WPI pursuant to the terms of Section 10(e).

    (p) "Non-Employee Director" shall mean a member of the Board of Directors who is not an employee of the Company.

    (q) "Non-Qualified Stock Option" shall mean an Option other than an Incentive Stock Option.

    (r) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

    (s) "Other Award" shall mean an award granted pursuant to Section 13 hereof.

    (t) "Partial Exercise" shall mean an exercise of an Incentive Award for less than the full extent permitted at the time of such exercise.

    (u) "Participant" shall mean (1) an employee, non-employee director or consultant of the Company to whom an Incentive Award has been granted pursuant to the Plan, and (2) upon the death of an individual described in (1), his or her successors, heirs, executors and administrators, as the case may be.

    (v) "Phantom Stock" shall mean the right, granted pursuant to Section 11, to receive in cash or shares the Fair Market Value of a share of Company Stock.

    (w) "Reload Option" shall mean a Non-Qualified Stock Option granted pursuant to Section 7(c)(5).

    (x) "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 10 hereof and which is subject to the restrictions set forth in Section10(c).

    (y) "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

    (z) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

    (aa) "Stand-Alone SAR" shall mean a stock appreciation right which is granted pursuant to Section 9 and which is not related to any Option.

    (bb) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

    (cc) "Tandem SAR" shall mean a stock appreciation right which is granted pursuant to Section 8 and which is related to an Option.

    (dd) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.


3.   Stock Subject to the Plan.

     (a)  Shares Available for Awards.

          The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 750,000 (subject to adjustment as provided herein). The maximum number of shares of Company Stock which may be the subject of Options (which shall include any Tandem SARs related to such Options) granted to any individual during any calendar year shall not exceed 200,000 shares. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in WPI's treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

          The grant of a Tandem SAR, a Stand-Alone SAR which is paid only in cash or Phantom Stock which is paid only in cash shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan. Notwithstanding the preceding, the maximum number of shares of Company Common Stock with respect to which Stand-Alone SARs may be granted to any individual during any calendar years shall not exceed 200,000 shares.

     (b)  Adjustment for Change in Capitalization.

          In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Incentive Awards, (2) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Incentive Awards, (3) the exercise price, grant price or purchase price relating to any Incentive Award, and (4) the maximum number of shares subject to Incentive Awards which may be awarded to any employee during any tax year of the Company;
          provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

     (c)  Re-use of Shares.

          Except as restricted by applicable laws or regulations, any shares subject to an Incentive Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever and any shares of Restricted Stock forfeited shall again become available for Incentive Awards. Notwithstanding the preceding, with respect to any Option (and any related Tandem
          SAR) and/or any Stand-Alone SAR granted to any individual who is a "covered employee" within the meaning of Section 162(m) of the Code that is cancelled, the number of shares subject to such Option (and Tandem SARs), and/or Stand-Alone SAR, shall continue to count against the maximum number of shares which may be the subject of Options (and Tandem SARs) and Stand-Alone SARs granted to such individual. For purposes of the preceding sentence, if, after grant, the exercise price of an Option (and any related Tandem SAR) and/or the base amount of any Stand-Alone SAR is reduced, such reduction shall be treated as a cancellation of such Option, Tandem SAR and/or Stand-Alone SAR and the grant of a new Option, Tandem SAR and/or Stand-Alone SAR and both the cancellation and the new grant shall reduce the maximum number of shares for which Options (and related Tandem SARs) and Stand-Alone SARs may be granted to the holder of such Option (and related Tandem SAR) and/or Stand-Alone SAR.

4.   Administration of the Plan.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the person to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Committee may not exercise discretion under any provision of the Plan with respect to Non-Qualified Stock Options granted to Non-Employee Directors pursuant to Section 12 of the Plan.

     The Committee may, in its absolute discretion, without amendment to the Plan, (a) except with regard to Non Qualified Stock Options granted to Non-Employee Directors pursuant to Section 12 hereof, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stand-Alone SAR, and (b) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock or other Incentive Award or otherwise adjust any of the terms applicable to any such Incentive Award.

     No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under New Hampshire law and the bylaws of the Company) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.   Eligibility.

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of the Company) and consultants of the Company as the Committee shall select from time to time. Non-Qualified Stock Options shall be granted to Non-Employee Directors in accordance with the provisions of Section 12 hereof.

6.   Awards Under the Plan; Agreement.

     The Committee may grant Options, Tandem SARs, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

     Each Incentive Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an

Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.   Options.

     The provisions of this Section 7 shall apply to the grant of Options under the Plan, except to the extent the same are inconsistent with Section 12, which shall govern grants of Non-Qualified Stock Options to Non-Employee Directors.

     (a)  Identification of Options.

          Each Option shall be clearly identified in the applicable Agreement as either Incentive Stock Option or a Non-Qualified Stock Option.

     (b)  Exercise Price.

          Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, the option exercise price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

     (c)  Term and Exercise of Options.

          (1) The Committee shall determine the vesting and the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the date of grant.

          (2) An Option many be exercised for all or any portion of the shares as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $1,000. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (3) An Option shall be exercised by delivering notice to WPI's principal office, to the attention of its Secretary. Such notice shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash or by personal check, certified check, bank cashier's check or wire transfer; (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (iii) subject to the approval of the Committee, by such other means as the Committee may from time to time authorize. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of WPI, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of WPI shall require.

          (4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the option is exercised.

          (5) The Committee shall have the authority to specify, at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant, that a Participant shall be granted a new Non-Qualified Stock Option (a "Reload Option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7(c)(3)(ii) above, subject to the availability of shares of Company Stock under the Plan at the time of such exercise; provided, however, that no Reload Option shall be granted to a Non-Employee Director. Reload Options shall be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of the Plan.

     (d)  Limitations on Incentive Stock Options.

          (1) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

          (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and
               (ii) such Incentive Stock Option is not exercisable   more
               than five years after the date such Incentive Stock Option is granted.

     (e)  Effect of Termination of Employment.

          (1) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Disability or death, Options granted to such Participant shall terminate on the date of termination of such employment or other relationship. The Committee may, in its sole discretion, extend the exercise period for the vested portion of the Option for up to three consecutive months after such termination, on which date the Option shall expire. Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (2) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate on the account of the Disability or death of a Participant, (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

     (f)  Acceleration of Exercise Date Upon Change In Control.

          Unless the Committee otherwise determines or unless the applicable agreement otherwise provides, upon the occurrence of a Change In Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation.

8.   Tandem SARs.

     The Committee may grant in connection with any Option granted hereunder, except a Non-Qualified Stock Option granted to a Non-Employee Director pursuant to Section 12 hereof, one or more Tandem SARs relating to a number of shares of Company Stock less than or equal to the number of shares of Company Stock subject to the related Option. A Tandem SAR granted in connection with a Non-Qualified Stock Option may be granted subsequent to the time that such Non-Qualified Stock Option is granted.

     (a)  Benefit Upon Exercise.

          The exercise of a Tandem SAR with respect to any number of shares of Company Stock shall entitle the Participant to cash payment, for each such share, equal to the excess of
          (1) the Fair Market Value of a share of Company Stock on the exercise date over (2) the option exercise price of the related Option. Such payment shall be made as soon as practicable after the effective date of such exercise.

     (b)  Term and Exercise of Tandem SAR.

          (1) A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

          (2) The exercise of a Tandem SAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of shares of Company Stock shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent of the number of shares of Company Stock subject to such Option which is so exercised, cancelled, terminated or expired.

          (3) A Tandem SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no Partial Exercise of a Tandem SAR shall be for an aggregate payment by the Company of less than $1,000.

          (4) No Tandem SAR shall be assignable or transferable otherwise than together with its related Option.

          (5) A Tandem SAR shall be exercised by delivering notice to WPI's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related.

9.   Stand-Alone SARs.

     (a)  Base Amount.

          The base amount per share of a Stand-Alone SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

     (b)  Benefit Upon Exercise.

          The exercise of a Stand-Alone SAR with respect to any number of shares of Company Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (1) the Fair Market Value of a share of Company Stock on the exercise date over (2) the base amount of the
                                          22

          Stand-Alone SAR. Such payments shall be made as soon as practicable after such exercise, in cash and/or shares of the Company Stock, as determined by the Committee.

     (c)  Term and Exercise of Stand-Alone SAR's.

          (1) The Committee shall determine the terms, vesting and expiration date of each Stand-Alone SAR. Unless the applicable Agreement provides otherwise, no Stand-Alone SAR shall be exercisable prior to the first anniversary of the date of grant.

          (2) A Stand-Alone SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no Partial Exercise of a Stand-Alone SAR shall be for an aggregate payment by the Company of less than $1,000.

          (3) A Stand-Alone SAR shall be exercised by delivering notice to WPI's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Stand-Alone SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

     (d)  Effect of Termination of Employment.

          The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of Stand-Alone SARs.

     (e)  Acceleration of Exercise Date Upon Change In Control.

          Unless the Committee otherwise determines or unless the applicable agreement otherwise provides, upon the occurrence of a Change In Control, any Stand Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation.

10.  Restricted Stock.

     (a)  Issue Date and Vesting Date.

          At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) shall lapse.

     (b)  Conditions to Vesting.

          At the time of grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

     (c)  Restrictions on Transfer Prior to Vesting.

          Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

     (d)  Dividends on Restricted Stock.

          The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

     (e)  Issuance of Certificates.

          (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, WPI shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided that WPI shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                    The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the WPI Group, Inc. 1997 Equity Incentive Plan and an Agreement entered into between the registered owner of such shares and WPI. A copy of the Plan and Agreement is on file in the office of the Secretary of WPI, 1155 Elm Street., Manchester, New Hampshire, 03101.

               Such legend shall not be removed until such shares vest pursuant to the terms hereof.

          (2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by WPI unless the Committee determines otherwise.

     (f)  Consequences of Vesting.

          Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 10(c) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, WPI shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e).

     (g)  Effect of Termination of Employment.

          Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 4, upon the termination of a Participant's employment for any reason any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, WPI; provided that if the Committee, in its sole discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, WPI shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that WPI requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

     (h)  Effect of Change In Control.

          Unless the Committee otherwise determines or unless the applicable agreement otherwise provides, upon the occurrence of a Change In Control, all outstanding shares of Restricted Stock which have not theretofore vested shall immediately vest and all restrictions on such shares shall immediately lapse.

11.  Phantom Stock.

     (a)  Vesting Date.

          At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) are satisfied, and except as provided in
          Section 11(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

     (b)  Benefit Upon Vesting.

          Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive, within 30 days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

     (c)  Conditions to Vesting.

          At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

     (d)  Effect of Termination of Employment.

          Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 4, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment for any reason.

     (e)  Effect of Change In Control.

          Unless the Committee otherwise determines or unless the applicable agreement otherwise provides, upon the occurrence of a Change In Control, all outstanding shares of Phantom Stock which have not theretofore vested shall immediately vest and payment in respect of such shares shall be made in accordance with the Plan.

12.  Non-Employee Director Formula Stock Options.

     The provisions of this Section 12 shall apply only to grants of Non-Qualified Stock Options to Non-Employee Directors.

     (a)  General.

          Non-Employee Directors shall receive Non-Qualified Stock Options under the Plan. The exercise price per share of the Company Stock purchasable under Non-Qualified Stock Options granted to Non-Employee Directors shall be the Fair Market Value of a share of Company Stock on the date of grant. Non-Qualified Stock Options granted to a Non-Employee Director shall not be subject to an acceleration of exercisability except upon a Change in Control as described in Section 12(g).

     (b)  Initial Grants to Directors.


          Each Non-Employee Director who first became a director after April 1, 1997 and is reelected at the stockholders meeting at which the Plan is approved shall be granted automatically a Non-Qualified Stock Option to purchase 10,000 shares of Company Stock, effective at such stockholders meeting. Each Non-Employee Director who is first elected after such stockholders meeting shall be granted automatically, at the times such director first becomes a member of the Board of Directors, a Non-Qualified Stock Option to purchase 10,000 shares of Company Stock.

     (c)  Subsequent Grants to Directors.

          Commencing with the annual meeting of the stockholders of the Company held in 1999, on the date of the first Board meeting following the annual meeting of stockholders of each year, each Non-Employee Director (other than a director who is first elected at the annual meeting for that year or within six months prior to such annual meeting) shall be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of Company Stock. Notwithstanding the foregoing, no annual grants to Non-Employee Directors shall be made unless the Company's earnings per share for the most recently completed fiscal year has increased from the prior fiscal year by at least 15%.

     (d)  Method and Time of Payment.

          The Option exercise price shall be paid in full, at the time of exercise, in cash (including cash received from the Company as compensation or, in the discretion of the Committee, cash borrowed from the Company on such terms and subject to such conditions as the Committee shall prescribe), in shares of Company Stock having a Fair Market Value equal to such Option exercise price, in a combination of cash and Company Stock or through a cashless exercise procedure.

     (e)  Term and Exercisability.

          Each Non-Qualified Stock Option granted under this Section 12 shall
          (i) be exercisable in 1/3 increments beginning on the first anniversary of the date that the Non-Qualified Stock Option is granted and (ii) expire ten years from the date of grant.

     (f)  Termination.

          In the event of the termination of a Non-Employee Director's service with the Company other than for Cause, any Non-Qualified Stock Option granted to such Non-Employee Director under this
          Section 12, to the extent that it is exercisable on the date of such termination, may be exercised by such Non-Employee Director (or, if applicable, by his or her executors, administrator, legatees or distributees) until the earlier of (i) the date that is two years from the date of such termination or (ii) the expiration of such Non-Qualified Stock Option. In the event of the termination of a Non-Employee Director's service with the Company for Cause, all outstanding Non-Qualified Stock Options granted to such Non-Employee Director shall expire at the commencement of business on the date of such termination.

     (g)  Acceleration of Exercise Date Upon Change In Control.

          Upon the occurrence of a Change In Control, each Non-Qualified Stock Option granted under this Section 12 and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation.

13.   Other Awards.

      Other forms of Incentive Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Incentive Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.


14.  Rights as a Stockholder.


     No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustments to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

15.  No Special Employment Rights; No Right to Incentive Award.

     Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

     Except for the automatic grant of Non-Qualified Stock Options to Non-Employee Directors pursuant to Section 12 hereof, no person shall have any claim or right to receive an Incentive Award hereunder and there is no obligation of uniformity for treatment of Participants. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

16.  Securities Matters.

     (a) WPI shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Options or shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, WPI shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until WPI is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to WPI shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.  Withholding Taxes.

     Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

     Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award.

18.  Notification of Election Under Section 83(b) of the Code.

     If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulation issued under the authority of
Section 83(b) of the Code.

19.  Notification Upon Disqualifying Disposition Under Section 421(b) of the
     Code.

     Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

20.  Amendment or Termination of the Plan.

     The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code. Incentive Awards may be granted under the Plan prior to the receipt of such stockholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to
Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Incentive Award.

21.  Transfers Upon Death; Nonassignability.

     Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

     During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status. Subject to any conditions as the Committee may prescribe and to approval by the Committee, a Participant may, upon providing written notice to the Secretary of WPI, elect to transfer any or all such Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

22.  Expenses and Receipts.

     The expenses of the Plan shall be paid by the Company.

23.  Failure to Comply.

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

24.  Effective Date and Term of Plan.

     The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of WPI. In the absence of such approval, such Incentive Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

25.  Applicable Law.

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New Hampshire, without reference to its principles of conflicts of law.

26.  Participant Rights.

     Except as provided specifically herein, a Participant or a transferee of an Incentive Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of issuance of a Company Stock certificate to him or her for such shares.

27.  Unfunded Status of Awards.

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made under or pursuant to an Incentive Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

28.  No Fractional Shares.

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. Except as provided specifically herein, the Committee shall determine whether cash, other Incentive Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

29.  Interpretation.

     The Plan is designed and intended to permit Options, Tandem SARs and Stand-Alone SARs which have an exercise price or base amount equal to the Fair Market Value of the underlying Company Stock on the date of grant to qualify as performance-based compensation under Section 162(m) of the Code, and all provisions hereof shall be construed in accordance with such intention.

30.  Severability.

     If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

                                                                          Page 1
                                   WPI Group, Inc.

             Annual Meeting of Shareholders to be held February 10, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoints Michael Foster and Dennis Deegan, and each of them, with power of substitution, as proxies, to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on February 10, 1998, and at any adjournment thereof. The matters listed on the back of this card are described in the proxy statement.

The proxies will vote: (1) as you specify on the reverse side, (2) as the Board of Directors recommends if you do not specify a choice on the matters listed on the reverse side, and (3) according to their best judgment upon any other business which may properly come before the meeting or any adjournment thereof.

  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should sign personally. Trustee and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.




HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

                                       Page 2
   X     PLEASE MARK VOTES
         AS IN THIS EXAMPLE

                                                                                               With-     For All
                                                                                     For       hold      Except
                        1.   Election of Directors.                                  / /        / /        / /
    WPI GROUP, INC.
                             Michael Foster, Dennis Deegan,  Stephen
                             Carlotti., Peter Danforth, Paul Giovacchini,
                             Irving Gutin, Steven Shulman and Bernard Tenenbaum.

                             If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominees name.
                             Your shares will be voted for the remaining nominee(s).

                                                                                     For   Against   Abstain

                        2.   The approval of the adoption of the WPI Group,
                             Inc. 1997 Equity Incentive Plan.                        / /     / /        / /

RECORD DATE SHARES:
                        3.   The approval of the WPI Group, Inc.
                             1997 Employee Stock Purchase Plan.                      / /     / /        / /


                        4.   In their discretion, the proxies are authorized to
                             vote upon any  other business which may properly
                             come before the meeting.                                / /     / /        / /



Please be sure to sign and date this Proxy.      Date


                                                 Mark box at right if comments
                                                 or address change have been
Shareholder sign here   Co-owner sign here       noted on the reverse side of        / /
                                                 this card.

                                                                          Page 3
DETACH CARD
                                   WPI GROUP, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issued related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your stock.

Please mark the boxes on the proxy card to indicate how your stock shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, February 10, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

WPI Group, Inc.